EXHIBIT INDEX

EXHIBIT           DESCRIPTION

EX-99.12a         Opinion  and  Consent  of Counsel  as to the tax  matters  and
                  consequences   to    shareholders    with   respect   to   the
                  Intermediate-Term  Tax-Exempt  Fund,  a portfolio  of American
                  Century   Mutual  Funds,   Inc.,   in   connection   with  its
                  reorganization into the Intermediate-Term Tax-Free Fund, a portfolio of the Registrant;

EX-99.12b         Opinion  and  Consent  of Counsel  as to the tax  matters  and consequences to shareholders with respect to the Long-Term Tax
                  Exempt  Fund, a portfolio of American  Century  Mutual  Funds,
                  Inc., in connection with its reorganization into the Long-Term
                  Tax-Free Fund, a portfolio of the Registrant;

EX-99.12c         Opinion  and  Consent  of Counsel  as to the tax  matters  and consequences to shareholders  with respect to the Limited-Term
                  Tax-Exempt Fund, a portfolio of American Century Mutual Funds,
                  Inc., in connection with its reorganization into the Long-Term
                  Tax-Free Fund, a portfolio of the Registrant;

EX-99.16          Power of Attorney dated February 28, 1997, is filed herein.

EX-27.4.1         FDS - American Century - Benham Tax-Free Money Market Fund.

EX-27.4.2         FDS - American Century - Benham Florida Municipal Money Market
                  Fund.

EX-27.5.3         FDS -  American  Century - Benham  Intermediate-Term  Tax-Free
                  Fund.

EX-27.5.4         FDS -  American  Century  - Benham  Florida  Intermediate-Term
                  Municipal Fund.

EX-27.5.5         FDS -  American  Century  - Benham  Arizona  Intermediate-Term
                  Municipal Fund.

EX-27.5.6         FDS - American Century - Benham Long-Term Tax-Free Fund.